UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 29, 2005
ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-14617 (Commission File Number)	36-2092797 (I.R.S. Employer Identification No.)
10500 W. 153rd Street, Orland Park, Illinois 60462
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (708) 349-3300
None

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 29, 2005, the company reached an agreement to sell its Orland Park property and will relocate its global corporate headquarters and manufacturing operations to separate suburban Chicago locations. In separate transactions, Andrew has:
•	Signed a contract to sell its 104-acre property at 10500 W. 153rd Street in Orland Park to developer Kimball Hill Homes for $28.5 million. The sale, contingent on completion of due diligence and other factors, is expected to close in two phases over the next 18 months.

•	Entered into an agreement to lease 45,000 square feet in the Westbrook Corporate Center, 22nd Street and Wolf Road, Westchester, for its new global corporate headquarters. The move will involve approximately 150 employees and be completed by early 2006.

•	Agreed to a competitive State of Illinois incentive package that includes tax credits and training funds, with total potential value of up to $8.3 million over 10 years, in return for choosing Illinois locations and meeting certain employment level commitments.
The press release dated August 30, 2005 is attached hereto as exhibit 99.1
Item 9.01 Financial Statements and Exhibits.
             (c)     Exhibits.
             99.1   Press release dated August 30, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION
Date: August 29, 2005	By:	/s/ Marty Kittrell
Marty Kittrell
Chief Financial Officer